EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Norwegian Cruise Line Holdings Ltd. of our report dated February 28, 2023, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Norwegian Cruise Line Holdings Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers LLP

Hallandale Beach, Florida

August 8, 2023